Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Amit Etkin, Chief Executive Officer of Alto Neuroscience, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 13, 2026	By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)